Exhibit 10.1

CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT is made on January ___, 2019.

BETWEEN

1. Tang Junsheng at 2F Haixia chuangyiyuan No. 3, Jinzhen Road, Cangshan District, Fuzhou, Fujian (hereinafter referred to as "the Lender").

2. Moxian Technologies (Beijing) Co/ Ltd. at Units 9B & C, Block D, Fuhua Tower, 8 Chaoyangmen North Street, Chaoyang District, Beijing, China (hereinafter referred to as "the Borrower").

3. Moxian, Inc. at Units B & C, 9/F, Block D Fuhua Tower, 8 Chaoyangmen North Street, Dongcheng District, Beijing, China, the ultimate holding company of the Borrower and holding 100% of its equity interests (hereinafter referred to as "MOXC").

(hereinafter together referred to as "the Parties")

1 THE CONVERTIBLE LOAN

1.1 The Lender agrees to extend a convertible loan to the borrower, a principal amount of Renminbi 6,770,000 (Six Million Seven Hundred and Seventy-seven yuan) (the "Loan") in three instalments:

1. by January 22, 2019, an amount of Renminbi 2,500,000

2. by March 15, 2019, an amount of Renminbi 1,5000,000 and

3. by June 30, 2019, an amount of Renminbi 2,770,000

1.2 Within seven (7) business days from the date of the third instalment in (3) above, the Borrower will procure that MOXC issue an interest-free unsecured promissory note in the amount of 6,770,000 to the Lender.

1.3 The Lender has the right, within a period of six (6) months from the date of the promissory note, the Lender has the right to convert all the promissory note into ordinary shares of common stock of MOXC at the price of USD 1.00 per share. For the avoidance of doubt, such conversion can only be for the whole amount (6,770,000) of the promissory note.

1.4 The lender shall be entitled to designate a third party as the shareholder of MOXC upon such conversion, and MOXC shall be responsible for completing such necessary legal procedures as the registration of change of shares, etc.

2 REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

2.1 Each of MOXC and the Borrower represents, warrants and undertakes to the Lender that:

(a) It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted; and

(b) This Agreement has been duly authorized, executed and delivered by it, and is the valid and binding, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, or principles of equity. It has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations thereunder.

(c) The execution, delivery and performance of this Agreement will not: (i) result in a violation of its Articles of Incorporation and Bylaws (or equivalent constitutive document) (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which it is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Borrower or MOXC or by which any of its property or asset or affected except for those which could not reasonably be expected to have a material adverse effect on its assets, business, condition (financial or otherwise), results of operations or its future prospects taken as a whole.

2.2 The Lender hereby represents, warrants and undertakes to the Borrower and Moxian:

(a) The Lender has the legal capacity to enter into and perform this Agreement and to purchase the Shares. The execution, delivery and performance of this Agreement by the Lender and the consummation by Lender of the transactions contemplated hereby have been duly contemplated and understood by the Lender. This Agreement has been duly authorized, executed and delivered by Lender and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of Lender, enforceable against Lender in accordance with the terms thereof.

(b) The Lender hereby acknowledges:

(i) That it is not, a "U.S. Person" (as defined below) as of the date hereof:

(A) Any natural person resident in the United States

(B) Any partnership or corporation organized or incorporated under the laws of the United States;

(C) Any estate of which any executor or administrator is a U.S. person;

(D) Any trust of which any trustee is a U.S. person;

(E) Any agency or branch of a foreign entity located in the United States;

(F) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

(H) Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited RHL Stockholders (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act) who are not natural persons, estates or trusts.

For the purpose of this section, "United States" or "U.S." means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(ii) as of the execution date of this Agreement, it is not located within the United States, and it is not purchasing the Conversion Shares for the account or benefit of any U.S. Person, except in accordance with one or more available exemptions from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act") or in a transaction not subject thereto;

(iii) it will not resell the Conversion Shares except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Shares thereto), pursuant to a registration statement under the 1933 Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act;

(iv) it will not engage in hedging transactions with regard to shares of MOXC prior to the expiration of the distribution compliance period specified in Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 of Regulation S, as applicable, unless in compliance with the 1933 Act; and as applicable, shall include statements to the effect that the securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available;

(v) No form of "directed selling efforts" (as defined in Rule 902 of Regulation S under the 1933 Act), general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in violation of the 1933 Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Lender or any of its representatives in connection with the offer and sale of the Shares or the Conversion Shares.

(c) The Lender understands and agrees that the Conversion Shares are "restricted securities" and have not been registered under the 1933 Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that such Conversion Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. The Lender understands that it is not anticipated that there will any market for the resale of the Shares or the Conversion shares.

(d) The Conversion Shares shall bear the following or similar legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 SECURITIES ACT") OR OTHER APPLICABLE SECURITIES LAWS. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, RULE 901 THROUGH RULE 905, AND PRELIMINARY SHARES UNDER THE 1933 SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 SECURITIES ACT."

(e) The Lender is not any of the following:

(i) a promoter (as defined under Rule 405 of the Securities Act of 1933, as amended) for the Borrower or MOXC; or

(ii) a shareholder who owns more than 5% of the securities of the Borrower or MOXC.

3 NO JOINT VENTURE OR PARTNERSHIP

3.1 Nothing in this Agreement shall create a partnership or joint venture between the Parties hereto and save as expressly provided in this Agreement neither party shall enter into or have authority to enter into any engagement or make any representation or warranty on behalf of or pledge the credit of or otherwise bind or oblige the other party hereto.

4 CONVERSION TRIGGERING SHAREHOLDER APPROVAL

The Parties agree that under no circumstances will the note be convertible in whole or in part into Shares if, in the opinion of MOXC after consultation with its counsel, such conversion would not be permitted by, or would result in the need for approval of the conversion and subsequent issuance of Common Stocks by the shareholders of MOXC as required by applicable Nasdaq rules and requirements, unless such shareholder approval shall have first been obtained. For the avoidance of doubt, the parties intend that the Borrower may not be issued Conversion Shares if (a) the result would convert the Shares into 20% or more of the Common Stock or voting power outstanding before the issuance of such security or (b) the issuance will result in a change of control of MOXC under applicable law and regulations.

5 MISCELLANEOUS

5.1 No waiver, alteration, variation or addition to this Agreement shall be effective unless made in writing on or after the date of signature of this Agreement by the Parties and accepted by an authorized signatory of the Parties.

5.2 All notices, documents, consents, approvals or other communications (a 'Notice') to be given hereunder shall be in writing and shall be transmitted by registered or recorded delivery mail or courier or personal delivery to the party being served at the relevant address for that party shown at the head of this Agreement. Any Notice sent by mail or courier shall be deemed to have been duly served three working days after the date of posting or dispatch.

5.3 The headings in this Agreement shall not affect its interpretation.

5.4 Throughout this Agreement, whenever required by the context, the use of the singular number shall be construed to include the plural, and the use of the plural the singular, and the use of any gender shall include all genders.

5.5 Reference in this Agreement to a clause or Schedule is to a clause or Schedule of this Agreement.

5.6 If any term or provision in this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the validity and enforceability of the remainder of this Agreement shall not be affected.

5.7 The waiver or forbearance or failure of a party in insisting in any one or more instances upon the performance of any provisions of this Agreement shall not be construed as a waiver or relinquishment of that party's rights to future performance of such provision and the other party's obligations in respect of such future performance shall continue in full force and effect.

5.8 This Agreement and the Shares constitute the entire agreement between the Parties relating to the subject matter hereof, and except as stated herein or in the instruments and documents to be executed and delivered pursuant hereto, contains all the representations and warranties of the Parties relating to the subject matter hereof.

5.9 The Parties hereby acknowledges that each has obtained independent legal advice on all and every aspect of this Agreement.

5.10 This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the State of Nevada. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties hereto agree to submit to the in personal jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

5.11 This Agreement may be amended only by a writing executed by both parties hereto.

5.12 The Lender may assign or otherwise convey this Agreement and any of its rights or obligations hereunder or interest herein, in whole or part, to any other person with a written notice to the Borrower and MOXC of such assignment. MOXC or the Borrower shall not assign their respective rights or obligations under this Agreement to any other party unless approved by the Lender or its successors or assigns.

IN WITNESS WHEREOF the parties hereto have signed, sealed, delivered and executed this Agreement as a Deed of the date first written above.

Tang Junshen

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ID No. __________________________

MOXIAN TECHNOLOGIES (Beijing) CO LTD

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Company Stamp

MOXIAN, INC.

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Authorized Person

Name: Hao Qinghu

Title: Chief Executive Officer